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                      ROBERT C. ASHBURN & ASSOCIATES, INC.





                                                          March 14, 2002

Mr. Steve Cohen, CFO
CyberCare, Inc.
1903 South Congress Avenue
Suite 400
Boynton Beach FL 33426

Dear Mr. COHEN:

As per my conversation with you on March 12, 2002, I hereby accept $10,000.00 of CyberCare shares (45,455 shares) at $ .22 per share (price of CyberCare stock at close of business 03 12 02) in lieu of monthly retainer for January and February 2002.

Sincerely,




ROBERT C. ASHBURN, PH. D.
President